UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 FORM 8-K CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of Report: October 30, 2014 (Date of earliest event reported)
Mexco Energy Corporation (Exact name of registrant as specified in its charter)

CO (State or other jurisdiction of incorporation)	0-6694 (Commission File Number)	84-0627918 (IRS Employer Identification Number)

214 W. Texas Avenue, Suite 1101 Midland, TX (Address of principal executive offices)	79701 (Zip Code)

Registrant's telephone number, including area code: 432-682-1119

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.13e-4(c))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors of Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective November 1, 2014, the Board of Directors of the Registrant appointed Christopher M. Schroeder to the Board of Directors (the “Board”) of the Registrant.  Mr. Schroeder is expected to stand for election at the 2015 Annual Meeting of Shareholders on September 15, 2015 for a term of one year.

The Board has determined that Mr. Schroeder is “independent” in accordance with NYSE Market rules and under the Securities Exchange Act of 1934, as amended and has no material relationship or reportable transactions with the Registrant under Item 404(a) of Regulation S-K.  Mr. Schroeder, as an independent director, has also been appointed by the Board to serve as a member of the Audit, Compensation and Nominating Committees.

Mr. Schroeder, as a non-employee director, will participate in the standard non-employee director compensation arrangement described in the Company’s 2014 proxy statement filed with the Securities Exchange Commission on July 24, 2014.

Item 8.01	Other Events

On October 30, 2014, Mexco Energy Corporation issued a news release to announce the purchase of various royalty interests in 27 counties of Texas and non-operated working interests in Pecos County, Texas.

Copy of the news release is filed as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Document
99.1	News release dated October 30, 2014.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEXCO ENERGY CORPORATION

Dated: October 30, 2014	By:	/s/ Tammy McComic
Tammy McComic
President and Chief Financial Officer